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                                                                     EXHIBIT 5.1

      OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

                                December 13, 2006

Trubion Pharmaceuticals, Inc.
2401 4th Avenue, Suite 1050
Seattle, Washington 98121

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Trubion Pharmaceuticals, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,089,967 shares of your common stock, par value $0.001 per share (the "Shares"), reserved for issuance under the 2002 Stock Plan, the 2002 Equity Incentive Plan and the 2006 Equity Incentive Plan (the "Plans"), 1,434,102 shares of which are subject to currently outstanding options under the 2002 Stock Plan 91,532 shares of which are subject to currently outstanding options under the 2002 Equity Incentive Plan and 52,800 shares of which are subject to currently outstanding options under the 2006 Equity Incentive Plan. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI,
                                      Professional Corporation


                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.